EXHIBIT 10(x)


                               SECOND ADDENDUM
                               TO THAT CERTAIN
                            EMPLOYMENT AGREEMENT
                                   BETWEEN
                       FARMSTEAD TELEPHONE GROUP, INC.
                                     AND
                            GEORGE J. TAYLOR, JR.
                        DATED AS OF JANUARY 1, 1998,
     AS AMENDED BY THAT CERTAIN RESTATED FIRST ADDENDUM DATED AS OF AUGUST
                                   1, 2001
                              (the "Agreement")


This Second Addendum to the Agreement is effective as of the 1st day of January 2003 (the "Effective Date").

                                  RECITALS

The Executive and Company are parties to the Agreement.

The parties wish to make additional modifications to certain provisions of the Agreement for the limited purposes of extending Executive's Employment Period by adding an additional year to the Active Employment Period and postponing commencement of the Limited Employment Period.

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows.

1.    Section 2.1 of the Agreement is revised to read as follows:

            Employment Period. Subject to Section 2.3 below, the Company agrees to employ the Executive for eleven (11) years (the "Term"):

            (a) during six (6) consecutive years of full time employment commencing January 1, 1998, "Active Employment Period," plus;

            (b) during five (5) consecutive years of limited employment, "limited Employment Period", commencing January 1, 2004.

2. It is understood and agreed that Executive's annual Base Salary rate in effect on January 1, 2003 is $160,000.00, but that Executive's Base Salary in effect at the commencement of the Limited Employment Period shall be deemed to be $300,000 for purposes of computing the Executive's compensation entitlements under Section 2.2 of the Agreement.

3. It is understood and agreed that Executive shall be deemed to have been actually paid a Base Salary of $200,000.00 for the entirety of calendar year 2002 for the purposes of computing any adjustments to Executive's compensation entitlements under Paragraphs 2(ii), 2(iv) and 2(v) of the Restated First Addendum to the Agreement (collectively the "Adjustment Provisions"). It is also understood and agreed that the Base Salary that is paid to Executive during calendar year 2003 is not a factor in and shall have no effect on the computation of any adjustments under the Adjustment Provisions.

4. Unless specifically defined, all capitalized terms in this Second Addendum shall have the meanings assigned in the Agreement.


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5.    The Agreement shall continue in full force and effect as
specifically modified by the terms of this Second Addendum to the Agreement.

Executed by the parties as of the Effective Date.


                                  FARMSTEAD TELEPHONE GROUP, INC.


                                  By:___________________________________

                                  Name:_________________________________

                                  Title:__________________________________




                             GEORGE J. TAYLOR, JR.


                             /s/ George J. Taylor, Jr.
                             -------------------------


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